Edward T. Block
Attorney at Law

E. 4011 Beverly Rd.
Mead, WA, 99021
509-325-4508

March 14, 2006

The Board of Directors
UGODS,Inc.
9101 W. Sahara, Ste 105-195
Las Vegas, NV 89117

     Re: UGODS, Inc.
             Form SB-2 Registration Statement
             Filed January 19, 2006
             File Number 333-131131

Ladies and Gentlemen:

I refer to the above captioned registration statement on form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by UGODS, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

In reference to the above filing you have requested that I deliver an opinion in accordance with the requirements of Item 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion I have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers and directors of the Company and public officials, and other documents as I have deemed relevant and necessary as a basis for the opinion herein expressed. I have examined the filing of the SB-2 and all exhibits filed under the above file number. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such latter documents.

In rendering this opinion, I have relied upon my review of documents representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to me by the Company. I have also received oral representations made by certain officers of the company.

Based upon my examination as mentioned above, I am of the opinion that the securities being sold pursuant to the Registration Statement when sold will be legally authorized and issued, fully paid, and non-assessable shares of the common stock of the Company.

I hereby consent to the filing of this opinion with the commission as Exhibit 5.1 to the Registration Statement and to the reference of my firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Respectfully,
/s/ EDWARD T. BLOCK
Edward T. Block